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DELOITTE & TOUCHE LLP                              Northwest Bank Building
                                                   101 West Second Street
                                                   Davenport, IA 52801-1813
                                                   319-322-4415

CONSENT OF INDEPENDENT AUDITORS

MidAmerican Energy Company:

We consent to the incorporation by reference in Registration Statement
File No.'s 2-85102, 33-60549, 33-60849 and 33-60851 of our reports dated
January 25, 1995, covering the consolidated balance sheet and statement of capitalization of Iowa-Illinois Gas and Electric Company and subsidiary as of December 31, 1994, and the related statements of income, retained earnings and cash flows for the years ended December 31, 1994 and 1993, and the schedule listed in Item 14(a)2 as of December 31, 1994 and 1993 and for each of the two years in the period ended December 31, 1994, appearing in MidAmerican Energy Company's Form 10-K for the year ended December 31, 1995. It should be noted that we have not audited any financial statements of Iowa-Illinois Gas and Electric Company and subsidiary subsequent to December 31, 1994, or performed any audit procedures subsequent to the date of our report.


                                           /s/ DELOITTE & TOUCHE LLP

March 8, 1996